UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2018

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2991 Oak Grove Road, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

       Registrant's telephone number, including area code:    (573) 778-1800

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
 Emerging growth company  ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 12, 2018, Southern Missouri Bancorp, Inc. ("Southern Missouri"), the parent corporation of Southern Bank, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Gideon Bancshares Company ("Gideon"), which is the 92% owner of First Commercial Bank ("FCB").  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Gideon will merge with and into Southern Missouri (the "Merger"), with Southern Missouri as the surviving corporation in the Merger and that following the Merger, FCB will be merged with and into Southern Bank (the "Bank Merger"), with Southern Bank as the surviving bank in the Bank Merger.

Subject to adjustment for Gideon's capital at closing, and assuming all minority shareholders of FCB exchange their interest in FBC for Gideon common stock prior to closing, the deal is valued at approximately $22.7 million (representing 0.975% of Gideon's anticipated capital, as adjusted, at closing).  At the effective time of the Merger, each share of the Gideon common stock that is issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive (i) 50% of the merger consideration in cash, and (ii) 50% of the merger consideration in a specified number of shares of Southern Missouri common stock. The number of shares of Southern Missouri common stock to be issued was determined based on $35.53 per share, which is Southern Missouri's weighted average closing stock price on the NASDAQ Stock Market during the 20 trading days ending on the fifth trading day immediately preceding the execution of the Merger Agreement.

The Merger Agreement contains customary representations and warranties from both Southern Missouri and Gideon, and each party has agreed to customary covenants including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the effective time of the Merger, including, in the case of Gideon, specific forbearances with respect to its business activities, and (2) in the case of Gideon, its non-solicitation obligations relating to alternative acquisition proposals.  In addition, Brett Dorton, a director of Gideon and President of FCB, has entered into a one-year employment agreement with Southern Bank, to become effective upon the closing of the Merger, pursuant to which he will serve as Executive Vice President – Strategies of Southern Bank.

The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by Gideon's shareholders and the receipt of required regulatory approvals.  The Merger currently is anticipated to be completed in the fourth quarter of calendar 2018.

The Merger Agreement provides certain termination rights for both Southern Missouri and Gideon and further provides that a termination fee of $750,000 will be payable by Gideon upon termination of the Merger Agreement under certain circumstances as specified therein.  Gideon's majority shareholder has executed a voting agreement pursuant to which it has agreed to vote its shares of Gideon common stock in favor of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties in, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive the consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the Merger Agreement is included with the filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding Southern Missouri or Gideon, their respective affiliates, or their respective businesses.

   Forward-Looking Statements: Except for the historical information contained in this Current Report on Form 8-K and in other reports filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from the forward-looking statements, including the requisite regulatory and shareholder approvals for this acquisition might not be obtained, or other conditions to completion of the transaction might not be satisfied or waived; expected cost savings, synergies and other benefits from Southern Missouri's merger and acquisition activities, including this acquisition and Southern Missouri's other acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which Southern Missouri conducts operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; Southern Missouri's ability to access cost-effective funding; the timely development of and acceptance of Southern Missouri's new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in Southern Missouri's market area; legislative or regulatory changes that adversely affect Southern Missouri's business; results of examinations of Southern Missouri by its regulators, including the possibility that Southern Missouri's regulators may, among other things, require Southern Missouri to increase its reserve for loan losses or to write-down assets; the impact of technological changes; and Southern Missouri's success at managing the risks involved in the foregoing. Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made. Southern Missouri undertakes no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

Additional Information: Southern Missouri will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of Gideon that also constitutes a prospectus of Southern Missouri, which will be sent to the shareholders of Gideon.  Gideon shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Southern Missouri, Gideon and the proposed transaction.  When filed, this document and other documents relating to the merger filed by Southern Missouri can be obtained free of charge from the SEC's website at www.sec.gov.  These documents also can be obtained free of charge by accessing Southern Missouri's website at www.bankwithsouthern.com under the tab "Investor Relations" and then under "SEC Filings."  Alternatively, these documents, when available, can be obtained free of charge from Southern Missouri upon written request to Southern Missouri Bancorp, Inc., Attn: Investor Relations, 2991 Oak Grove Road, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800 or from Gideon upon written request to Gideon Bancshares Company, Attn: Investor Relations, 304 North Walnut, Dexter, Missouri  63841.

Participants in this Transaction: Southern Missouri, Gideon and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Gideon' shareholders in connection with the proposed transaction.  Information about the directors and executive officers of Southern Missouri may be found in the definitive proxy statement of Southern Missouri relating to its 2017 Annual Meeting of Shareholders filed with the SEC by Southern Missouri on September 26, 2017.  This definitive proxy statement can be obtained free of charge from the sources indicated above.  Information about the directors and executive officers of Gideon will be included in the proxy statement/prospectus when filed with the SEC.  Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment
                    of Certain Officers; Compensatory Arrangements of Certain Officers

As noted above, Brett Dorton, the President of FCB and a Gideon board member, has entered into a one-year employment agreement with Southern Bank, to become effective upon the closing of the Merger, pursuant to which he will serve as Executive Vice President – Strategies of Southern Bank.  There are no family relationships between Mr. Dorton and any director or officer of Southern Missouri or Southern Bank, and he has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Under the terms of Mr. Dorton employment agreement with Southern Bank, Mr. Dorton will receive an annual base salary of $182,000.  In addition, Mr. Dorton will be entitled to (i) such bonus payments as may be determined by the Southern Bank and (ii) participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, employee stock ownership, or other plans, benefits and privileges given to similarly situated employees of Southern Bank.  Mr. Dorton's employment agreement further provides that if he remains in the continuous employ of Southern Bank in good standing (i) through the completion of the data  processing conversion in connection with the Bank Merger, he will receive a retention bonus of $30,000 in the first payroll period following completion of such data processing conversion (ii) for 12 months following the effective date of the Merger, he will receive a second retention bonus of $30,000 in the first payroll period following such 12-month anniversary.

Mr. Dorton's employment agreement contains customary non-competition and non-solicitation covenants for a period of 18 months following the closing of the Merger.

The foregoing is a summary of the material terms of Mr. Dorton's employment agreement and is qualified in its entirety by reference to the entire text of the agreement, the form of which is included as Exhibit B to the Merger Agreement, which is  as Exhibit B and incorporated herein by reference.

Item 8.01 Other Events

               On June 12, 2018, Southern Missouri and Gideon issued a press release announcing the signing of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits

2.1	Agreement and Plan of Merger, dated as of June 12, 2018, by and between Southern Missouri Bancorp, Inc., Southern Missouri Acquisition Corp. III and Gideon Bancshares Company ("Merger Agreement")

10.1	Form of Employment Agreement between Southern Bank and Brett Dorton (Exhibit B to the Merger Agreement contained in Exhibit 2.1 hereto)

99.1	Joint Press Release dated June 12, 2018

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: June 13, 2018	By:	/s/ Greg A. Steffens
Greg A. Steffens President and Chief Executive Officer